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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in each portfolio's Prospectus and "Independent Auditors" and "Financial Statements" in the combined Statement of Additional Information in Post-Effective Amendment Number 45 to the Registration Statement (Form N-1A, No. 33-23166) of Morgan Stanley Dean Witter Institutional Fund, Inc., and to the incorporation by reference of our report dated February 2, 2001 on the Active International Allocation Portfolio, Asian Equity Portfolio, Asian Real Estate Portfolio, Emerging Markets Portfolio, European Equity Portfolio, European Real Estate Portfolio, Global Equity Portfolio, International Equity Portfolio, International Magnum Portfolio, International Small Cap Portfolio, Japanese Equity Portfolio, Latin American Portfolio, Equity Growth Portfolio, Focus Equity Portfolio, Small Company Growth Portfolio, Technology Portfolio, U.S. Equity Plus Portfolio, U.S. Real Estate Portfolio, Value Equity Portfolio, Emerging Markets Debt Portfolio, Fixed Income Portfolio, Global Fixed Income Portfolio, High Yield Portfolio, Money Market Portfolio, and Municipal Money Market Portfolio included in the 2000 Annual Report to Shareholders of Morgan Stanley Dean Witter Institutional Fund, Inc.



                                                      ERNST & YOUNG LLP


Boston, Massachusetts
April 27, 2001